EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors and Stockholders
Rent-A-Center, Inc.:

We consent to the incorporation by reference in the registration statements listed below of Rent-A-Center, Inc. and subsidiaries (the Company) of our reports dated February 29, 2016, with respect to the consolidated balance sheets of the Company as of December 31, 2015 and 2014, and the related consolidated statements of operations, stockholders' equity, cash flows, and comprehensive (loss) income for each of the years in the three-year period ended December 31, 2015, and all related financial statement schedules, and the effectiveness of internal control over financial reporting as of December 31, 2015, which reports appear in the December 31, 2015 annual report on Form 10-K of the Company.

File     Effective
Form Type       Number             Date

Form S-8    333-53471    05/22/1998
Form S-8    333-66645    11/02/1998
Form S-8    333-32296    03/13/2000
Form S-8    333-62582     06/08/2001
Form S-8    333-136615    08/14/2006
Form S-8    333-139792    01/04/2007
Form S-8    333-40958    07/07/2007
Form S-8    333-145121    08/03/2007
Form S-8    333-171926    01/28/2011

/s/ KPMG LLP

Dallas, Texas
February 29, 2016